SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 30, 2003

COHERENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-05255	94-1622541
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
5100 Patrick Henry Drive Santa Clara, CA 95054
(Address of principal executive offices)

(408) 764-4000
(Registrant’s telephone number, including area code)

ITEM 5.           Other Events

On April 22, 2003 Coherent announced its decision to make a voluntary tender offer for the 39.62% (5,250,000 shares) of the outstanding shares of Lambda Physik AG (“Lambda”) that Coherent does not already own.  The tender offer, which will be made through Coherent’s wholly-owned subsidiary, Coherent Holding GmbH, offers Euro 9.25 (approximately $10.00) cash for each outstanding share of Lambda.  A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 7.           Financial Statements and Exhibits

(c)                                            Exhibits

Exhibit No.

Description

99.1	Press Release of Coherent, Inc. issued on April 22, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2003

COHERENT, INC.

	By:	/s/ Helene Simonet
Helene Simonet
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of Coherent, Inc. issued on April 22, 2003